SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 16, 1999


                CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
             (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-19869             13-3927257
(State or Other Jurisdiction      (Commission          (IRS Employer
    of Incorporation)             File Number)         Identification No.)


110 East 59th Street, New York, New York                     10022
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's Telephone Number, including area code (212) 355-4366



       (Former Name or Former Address, if Changed Since Last Report)



Item 5.   Other Events.

      On July 16, 1999, Cellular Communications of Puerto Rico, Inc. ("Company") announced that the acquisition of the Company by SBC Communications Inc. ("SBC") was approved by the Company's shareholders at a special meeting held that day. The transaction is valued at $814 million or $29.50 per share. Under the terms of the transaction, SBC will pay approximately $464 million in cash and will assume $350 million in long-term debt. In addition, based on information provided by SBC, the Company expects that promptly following the consummation of the transaction, Telephonos de Mexico S.A. de C.V will purchase an interest in the subsidiary of SBC that will hold the surviving company after the acquisition.

Item 7.   Financial Statements and Exhibits

            Exhibits

99.1        Press release, dated July 16, 1999



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CELLULAR COMMUNICATIONS
                                    OF PUERTO RICO, INC.
                                          (Registrant)


                                    By: /s/ Richard J. Lubasch
                                        ------------------------------
                                    Name:   Richard J. Lubasch
                                    Title:  Senior Vice President-General
                                              Counsel and Secretary


Dated: July 28, 1999



                               EXHIBIT INDEX



Exhibit                                                                Page

99.1        Press release, dated July 16, 1999